Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 13, 2007, relating to the consolidated financial statements of BlackRock, Inc. appearing in the Annual Report on Form 10-K of BlackRock, Inc. for the year ended December 31, 2006, which is incorporated by reference in the Annual Report on Form 10-K/A, Amendment No. 1 of The PNC Financial Services Group, Inc. (the “Corporation”) for the year ended December 31, 2006, in this Registration Statement on Form S-4 of the Corporation.

/s/ Deloitte & Touche LLP New York, New York February 19, 2008